Exhibit 99.3

Berry Global Announces Tender Offer for Certain Outstanding 4.875% First Priority Senior Secured Notes Due 2026

EVANSVILLE, Ind. – May 13, 2024 – Berry Global Group, Inc. (NYSE: BERY) (“Berry”), a leading supplier of packaging solutions for consumer goods and industrial products, announced today the commencement by Berry Global, Inc., its wholly owned subsidiary (the “Company”), of an offer to purchase for cash (the “Tender Offer”) up to $500,000,000 aggregate principal amount (the “Maximum Tender Amount”) of its outstanding 4.875% First Priority Senior Secured Notes due 2026 (the “Notes”).

The Tender Offer is being made pursuant to the terms and subject to the conditions, including a financing condition, set forth in the Offer to Purchase, dated as of May 13, 2024 (as may be amended or supplemented, the “Offer to Purchase”), which sets forth a more detailed description of the Tender Offer. Holders of the Notes are urged to read carefully the Offer to Purchase before making any decision with respect to the Tender Offer.

Up to $500,000,000 aggregate principal amount of the outstanding Notes listed below:

Title of Security	CUSIP Nos.	ISINs	Principal Amount Outstanding	Maximum Tender Amount	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Premium(1)
4.875% First Priority Senior Secured Notes due 2026	085770 AA3 U0740VAA1	US085770AA31 USU0740VAA18	$1,250,000,000	$500,000,000	4.875% U.S. Treasury due April 30, 2026	FIT1	+60bps	$30

(1)	Per $1,000 principal amount.

Tender Offer details

Subject to the Maximum Tender Amount, proration (if applicable) and the satisfaction or waiver of the conditions to the Tender Offer, including a financing condition, the Company will accept for purchase on the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable, Notes validly tendered in the Tender Offer.

The Tender Offer will expire at 5:00 p.m., New York City time, on June 11, 2024, or any other date and time to which the Company extends the Tender Offer (such date and time, as it may be extended, the “Expiration Time”), unless earlier terminated.

To be eligible to receive the Early Tender Consideration (as defined below), which includes an early tender premium of $30 per $1,000 principal amount of Notes (the “Early Tender Premium”), holders of Notes must validly tender their Notes at or prior to 5:00 p.m., New York City time, on May 24, 2024, unless extended or the Tender Offer is earlier terminated by the Company (such date and time, as it may be extended, the “Early Tender Time”).

Holders of Notes that validly tender their Notes after the Early Tender Time but at or prior to the Expiration Time, will only be eligible to receive the Late Tender Consideration (as defined below).

Priority of acceptance and proration

Notes validly tendered at or prior to the Early Tender Time will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Time. Accordingly, if the Maximum Tender Amount is reached as a result of tenders of Notes made at or prior to the Early Tender Time, Notes tendered after the Early Tender Time will not be accepted for purchase (unless the Maximum Tender Amount is increased by the Company, in its sole discretion, subject to applicable law). If the aggregate principal amount of Notes validly tendered exceeds the Maximum Tender Amount on the applicable settlement date, the amount of Notes purchased in the Tender Offer will be prorated as set forth in the Offer to Purchase.

Consideration and accrued interest

The consideration (the “Early Tender Consideration”) offered per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Time, and accepted for purchase pursuant to the Tender Offer, will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above, plus the yield to maturity based on the bid-side price of the U.S. Treasury Reference Security specified in the table above, calculated as of 10:00 a.m., New York City time, on May 28, 2024 (the “Price Determination Time”), unless extended or the Tender Offer is earlier terminated by the Company.

The Early Tender Time is the last date and time for holders to tender their Notes in order to be eligible to receive the Early Tender Consideration. Holders of any Notes that are validly tendered after the Early Tender Time but at or prior to the Expiration Time, and that are accepted for purchase, will receive an amount equal to the Early Tender Consideration minus the Early Tender Premium (the “Late Tender Consideration”).

In addition to the Early Tender Consideration or the Late Tender Consideration, as applicable, holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest from the last interest payment date up to, but not including, the applicable settlement date.

Settlement

Except as set forth in the paragraph below, payment for the Notes that are validly tendered at or prior to the Expiration Time, and that are accepted for purchase, will be made on the date referred to as the “Final Settlement Date.” The Company anticipates that the Final Settlement Date will be June 13, 2024, the second business day after the Expiration Time, subject to all conditions to the Tender Offer, including a financing condition, having been satisfied or waived by the Company.

The Company reserves the right, in its sole discretion, to pay for Notes that are validly tendered at or prior to the Early Tender Time, and that are accepted for purchase, on a date following the Early Tender Time and prior to the Expiration Time (the “Early Settlement Date”). The Company anticipates that the Early Settlement Date will be May 29, 2024, the second business day after the Early Tender Time, subject to all conditions to the Tender Offer, including a financing condition, having been satisfied or waived by the Company.

Withdrawal conditions

Notes tendered pursuant to the Tender Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on May 24, 2024, unless extended or the Tender Offer is earlier terminated by the Company (such date and time, as it may be extended, the “Withdrawal Deadline”), but not thereafter.

After the Withdrawal Deadline, holders may not withdraw their tendered Notes unless the Company amends the Tender Offer in a manner that is materially adverse to the tendering holders, in which case withdrawal rights may be extended to the extent required by law, or as the Company otherwise determines is appropriate to allow tendering holders a reasonable opportunity to respond to such amendment. Additionally, the Company, in its sole discretion, may extend the Withdrawal Deadline for any purpose. Notes withdrawn prior to the Withdrawal Deadline may be tendered again at or prior to the Expiration Time, in accordance with the procedures set forth in the Offer to Purchase.

If a holder holds their Notes through a custodian bank, broker, dealer or other nominee, such nominee may have an earlier deadline or deadlines for receiving instructions to participate or withdraw tendered Notes in the Tender Offer.

The Company’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase, including a financing condition. The Tender Offer may be terminated or withdrawn, subject to applicable law. The Company reserves the right, subject to applicable law, to (i) waive any and all conditions to the Tender Offer, (ii) extend or terminate the Tender Offer, (iii) increase or decrease the Maximum Tender Amount, or (iv) otherwise amend the Tender Offer in any respect.

Dealer Manager and Depositary and Information Agent

The Company has appointed Goldman Sachs & Co. LLC as dealer manager (the “Dealer Manager”) for the Tender Offer. The Company has retained Global Bondholder Services Corporation as the depositary and information agent for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact: Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or (212) 357-1452 (collect). Requests for documents and questions regarding the tendering of securities may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (855) 654-2015 (toll-free) or 001-212-430-3774 (international), by email at contact@gbsc-usa.com or at www.gbsc-usa.com/berry/ or to the Dealer Manager at its telephone numbers.

This press release shall not constitute, or form part of, an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

From time to time after completion of the Tender Offer, the Company or its affiliates may purchase additional Notes in the open market, in privately negotiated transactions, through tender or exchange offers or other methods, or the Company may redeem Notes pursuant to their terms. Any future purchases may be on the same terms or on terms that are more or less favorable to holders of the Notes than the terms of the Tender Offer.

About Berry

At Berry Global Group, Inc. (NYSE: BERY), we create innovative packaging solutions that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry-leading talent of over 40,000 global employees across more than 250 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey. For more information, visit our website, or connect with us on LinkedIn or X.

Forward-Looking Statements

Certain statements and information in this release that are not historical, including statements relating to the Tender Offer and the Offer to Purchase, may constitute “forward looking statements” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward,” or similar expressions that relate to our strategy, plans, intentions, or expectations. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to our expectations regarding future industry trends and other statements that are not historical facts are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.

These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected due to a variety of factors, including without limitation: (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices to our customers on a timely basis; (3) risks related to acquisitions or divestitures and integration of acquired businesses and their operations, and realization of anticipated cost savings and synergies; (4) risks related to international business, including transactional and translational foreign currency exchange rate risk and the risks of compliance with applicable export controls, sanctions, anti-corruption laws and regulations; (5) increases in the cost of compliance with laws and regulations, including environmental, safety, and climate change laws and regulations; (6) labor issues, including the potential labor shortages, shutdowns or strikes, or the failure to renew effective bargaining agreements; (7) risks related to disruptions in the overall global economy, persistent inflation, supply chain disruptions, and the financial markets that may adversely impact our business; (8) risk of catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (9) risks related to weather-related events and longer-term climate change patterns; (10) risks related to the failure of, inadequacy of, or attacks on our information technology systems and infrastructure; (11) risks that our restructuring programs may entail greater implementation costs or result in lower cost savings than anticipated; (12) risks related to future write-offs of substantial goodwill; (13) risks of competition, including foreign competition, in our existing and future markets; (14) risks related to market conditions associated with our share repurchase program; (15) risks related to market disruptions and increased market volatility; and (16) the other factors and uncertainties discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K filed on November 17, 2023 and subsequent filings with the Securities and Exchange Commission. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible for us to predict new factors, nor can we assess the potential effect of any new factors on us. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date hereof. All forward-looking statements are made only as of the date hereof and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:

Dustin Stilwell

VP, Investor Relations

+1 (812) 306 2964

ir@berryglobal.com